Exhibit 10.1

Execution Version

SECOND AMENDMENT TO EMPLOYMENT LETTER AGREEMENT

This Second Amendment to Employment Letter Agreement, dated as of November 6, 2018 (this “Second Amendment”), is by and between Richard M. McVey (“Executive”) and MarketAxess Holdings Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Executive and the Company are parties to that certain Employment Letter Agreement dated as of January 15, 2015 (as amended from time to time, the “Agreement”);

WHEREAS, the Executive and the Company previously amended the Agreement in that certain Amendment to Employment Letter Agreement dated as of January 12, 2017; and

WHEREAS, the Executive and the Company desire to further amend the terms of the Agreement as provided herein, effective as of the date hereof.

NOW, THEREFORE, in consideration of the premises above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	The second sentence of Section 1 of the Agreement is hereby amended and restated in its entirely to read as follows:

“Your employment will continue under the terms and conditions of this Letter Agreement for a term commencing on the Effective Date until January 15, 2025 (the “Initial Term”).”

2.	The Agreement is hereby amended by adding the following new Section 2(d) immediately after Section 2(c):

“In consideration for your extending the Initial Term of this Letter Agreement in that certain Second Amendment to Employment Letter agreement dated November 6, 2018 (the “Initial Term Extension Date”), on the second (2nd) business day following the Initial Term Extension Date you will receive the following retention equity awards under the Incentive Plan: (i) stock options to purchase a number of shares of the Company’s common stock with a grant date value of $2.75 million with an exercise price per share equal to 125% of the closing price of the Company’s common stock on the grant date (the “FMV Benchmark”), which stock option award will be granted pursuant to, and will be subject to the terms and conditions of, the Form of Stock Option Agreement attached to the Second Amendment as Exhibit A; (ii) stock options to purchase a number of shares of the Company’s common stock with a grant date value of $2.75 million with an exercise price per share equal to 135% of the FMV Benchmark, which stock option award will be granted pursuant to, and will be subject to the terms and conditions of, an award agreement substantially similar to the Form of Stock Option Agreement attached to the Second Amendment as Exhibit A; (iii) performance shares for a target number of shares of the Company’s common stock with a grant date value of $2.75 million and with a share price performance target equal to 125% of the FMV Benchmark, which award will be granted pursuant to, and will be subject to the terms and conditions of, the Form of Performance Share Agreement attached to the Second Amendment as Exhibit B; and (iv) performance shares for a target number of shares of the Company’s common stock with a grant date value of $2.75 million and with a share price performance target equal to 135% of the FMV Benchmark, which award will be granted pursuant to, and will be subject to the terms and conditions of, an award agreement substantially similar to the Form of Performance Share Agreement attached to the Second Amendment as Exhibit B.”

3.	The Agreement is hereby amended by adding the following sentence at the end of Section 4(e):

“For the avoidance of doubt, your ceasing to continue as Chief Executive Officer of the Company pursuant to a mutual agreement between you and the Company will not constitute Good Reason under the Letter Agreement.”

Except as expressly set forth in this Second Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MARKETAXESS HOLDINGS INC.

By	/s/ Antonio L. DeLise

Name:	Antonio L. DeLise
Its:	CFO

EXECUTIVE

By	/s/ Richard M. McVey
Richard M. McVey

Exhibit A

Form of Stock Option Agreement

Exhibit B

Form of Performance Share Agreement